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                                                                   EXHIBIT 23.05

                     [LETTERHEAD OF GLEACHER NATWEST INC.]
November 20, 1996

Board of Directors
Savoy Pictures Entertainment, Inc.
Carnegie Hall Tower
152 West 57th Street
New York, NY 10019

Ladies and Gentlemen:

     Attached is our opinion letter dated August 13, 1996 (the "Opinion Letter"), with respect to the fairness, from a financial point of view, of the Transaction (as defined in the attached opinion letter) to the holders of the outstanding shares of common stock, par value $.01 per share, of Savoy Pictures Entertainment, Inc. (the "Company").

     The Opinion Letter has been furnished for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent.

     In that regard, we hereby consent to the use of the name of our firm and the reference to the opinion of our firm under the captions "SUMMARY -- Opinions of Certain Financial Advisors -- Savoy," "SAVOY MERGER AND RELATED
TRANSACTIONS -- Background -- November Savoy Merger Agreement and TCI HSN Shares Acquisition," "SAVOY MERGER AND RELATED TRANSACTIONS -- Background -- Merger Agreement Amendment," "SAVOY MERGER AND RELATED TRANSACTIONS -- Reasons for the Savoy Merger -- Savoy's Reasons for the Savoy Merger" and "SAVOY MERGER AND RELATED TRANSACTIONS -- Opinions of Certain Financial Advisors -- Opinions of Gleacher" and to the inclusion of the Opinion Letter in the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of Silver King Communications, Inc. as filed with the Securities and Exchange Commission (the "Commission") on November 20, 1996. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ GLEACHER NATWEST INC.

GLEACHER NATWEST INC.